Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

OF

Magic Software Enterprises (UK) Limited

We consent to the incorporation by reference in this Registration Statement on form S-8 pertaining to Formula Systems (1985) Ltd. – Employees and Office Holders Share Option Plan (2008) (the “Plan”), of our report included in the annual report of Formula Systems (1985) Ltd. on Form 20-F for the fiscal year ended December 31, 2007, filed with the Securities and Exchange Commission on June 30, 2008 as amended on Form 20-F/A filed with the Securities and Exchange Commission on December 29, 2008.

/s/ Levy Cohen and Co.
LEVY COHEN AND CO.
Registered Auditors

9th January 2009